As filed with the Securities and Exchange Commission on June 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 East 52nd Street New York, NY	10055
(Address of Principal Executive Offices)	(Zip Code)

BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan

(Full title of the plan)

Christopher J. Meade, Esq.

General Counsel, Chief Legal Officer and Senior Managing Director

BlackRock, Inc.

55 East 52nd Street

New York, NY 10055

(Name and address of agent for service)

(212) 810-5300

(Telephone number, including area code, of agent for service)

Copy to:

Stacy J. Kanter, Esq.

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee

Common Stock, par value $0.01	7,000,000	$527.93	$3,695,510,000.00	$460,091.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an additional 7,000,000 shares of common stock, par value $0.01 per share, of the Registrant issuable under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Plan”). The Registrant previously filed registration statements on Form S-8 (Nos. 333-137708, 333-169329 and 333-197764) with respect to shares issuable under the Plan.
(3)	Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of BlackRock, Inc. (the “Registrant” or “BlackRock”) common stock as reported by the New York Stock Exchange on May 29, 2018.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. This Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by BlackRock on September 29, 2006 (Registration No. 333-137708), September 13, 2010 (Registration No. 333-169329) and July 31, 2014 (Registration No. 333-197764) (collectively, the “Prior Registration Statements”) with respect to the Plan. This Registration Statement is filed pursuant to General Instruction E to Form S-8.

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). Pursuant to General Instruction E to Form S-8, BlackRock hereby incorporates by reference the contents of the Prior Registration Statements, except as supplemented by the information set forth below.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by BlackRock are incorporated herein by reference and made a part hereof:

(a)	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)	BlackRock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

(c)	BlackRock’s Current Reports on Form 8-K filed on March 15, 2018, April 6, 2018 and May 24, 2018;

(d)	BlackRock’s definitive Proxy Statement on Schedule 14A filed on April 13, 2018; and

(e)	The description of BlackRock’s common stock contained in its registration statement on its predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, and any amendment or report filed thereafter for the purpose of updating such information.

All documents subsequently filed by BlackRock pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers

BlackRock’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock’s directors will be liable to BlackRock or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock or BlackRock’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.

As a result of this provision, BlackRock and BlackRock’s stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock’s amended and restated bylaws provide that BlackRock will indemnify, to the maximum extent permitted by Delaware law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of BlackRock, or is or was serving at BlackRock’s request as a director or officer of another corporation, partnership or other enterprise. The amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, judgments, fines and amounts paid in settlement by the director or officer.

Pursuant to The PNC Financial Services Group, Inc.’s (“PNC”) bylaws, PNC designated directors on BlackRock’s Board of Directors will be indemnified to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC’s bylaws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case where such elimination is not permitted by law.

Item 8. Exhibits.

See the Index of Exhibits, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of BlackRock.

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock.

3.3(3)	Amended and Restated Bylaws of BlackRock.

3.4(1)	Certificate of Designations of Series A Convertible Participating Preferred Stock of BlackRock.

3.5(4)	Certificate of Designations of Series B Convertible Participating Preferred Stock of BlackRock.

3.6(4)	Certificate of Designations of Series C Convertible Participating Preferred Stock of BlackRock.

3.7(5)	Certificate of Designations of Series D Convertible Participating Preferred Stock of BlackRock.

4.1(6)	Specimen of Common Stock Certificate.

4.2(7)	Indenture, dated September 17, 2007, between BlackRock and The Bank of New York, as trustee, relating to senior debt securities.

4.3(8)	Form of 5.00% Notes due 2019.

4.4(9)	Form of 4.25% Notes due 2021.

4.5(10)	Form of 3.375% Notes due 2022.

4.6(11)	Form of 3.500% Notes due 2024.

4.7(12)	Form of 1.250% Notes due 2025.

4.8(13)	Form of 3.200% Notes due 2027.

4.9(12)	Officers’ Certificate, dated May 6, 2015, related to the 1.250% Notes due 2025 issued pursuant to the Indenture.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered.

10.1(14)	BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan.

10.2	Amendment No. 1 to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

(1)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on October 5, 2006.
(2)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2012.
(3)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on July 22, 2016.
(4)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on February 27, 2009.
(5)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 3, 2009.
(6)	Incorporated by reference to BlackRock’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.
(7)	Incorporated by Reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2007.
(8)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 10, 2009.
(9)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2011.
(10)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 31, 2012.
(11)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 18, 2014.
(12)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 6, 2015.
(13)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 28, 2017.
(14)	Incorporated by reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 2018.

BlackRock, Inc.

By:	/s/ Christopher J. Meade
Name:	Christopher J. Meade
Title:	General Counsel, Chief Legal Officer
and Senior Managing Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Gary S. Shedlin, Christopher J. Meade, Daniel R. Waltcher and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of securities of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laurence D. Fink Laurence D. Fink	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2018

/s/ Gary S. Shedlin Gary S. Shedlin	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	June 1, 2018

/s/ Marc D. Comerchero Marc D. Comerchero	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	June 1, 2018

/s/ Mathis Cabiallavetta Mathis Cabiallavetta	Director	June 1, 2018

/s/ Pamela Daley Pamela Daley	Director	June 1, 2018

Signature	Title	Date
/s/ William S. Demchak William S. Demchak	Director	June 1, 2018

/s/ Jessica P. Einhorn Jessica P. Einhorn	Director	June 1, 2018

/s/ William E. Ford William E. Ford	Director	June 1, 2018

/s/ Fabrizio Freda Fabrizio Freda	Director	June 1, 2018

/s/ Murry S. Gerber Murry S. Gerber	Director	June 1, 2018

/s/ Margaret L. Johnson Margaret L. Johnson	Director	June 1, 2018

/s/ Robert S. Kapito Robert S. Kapito	Director	June 1, 2018

/s/ Sir Deryck Maughan Sir Deryck Maughan	Director	June 1, 2018

/s/ Cheryl D. Mills Cheryl D. Mills	Director	June 1, 2018

/s/ Gordon M. Nixon Gordon M. Nixon	Director	June 1, 2018

/s/ Charles H. Robbins Charles H. Robbins	Director	June 1, 2018

/s/ Ivan G. Seidenberg Ivan G. Seidenberg	Director	June 1, 2018

/s/ Marco Antonio Slim Domit Marco Antonio Slim Domit	Director	June 1, 2018

/s/ Susan L. Wagner Susan L. Wagner	Director	June 1, 2018

/s/ Mark Wilson Mark Wilson	Director	June 1, 2018